Exhibit 10.1

AMENDMENT NO. 3 TO THE MANAGEMENT AGREEMENT

This AMENDMENT NO. 3 TO THE MANAGEMENT AGREEMENT (this “Amendment”), dated as of October 30, 2013, is made by and between Navios Maritime Partners L.P., a Marshall Islands limited partnership (“NMLP”) and Navios ShipManagement Inc., a Marshall Islands corporation (“NSM”, and together with NMLP, the “Parties”) and amends the Management Agreement (the “Management Agreement”) entered into among the Parties on November 16, 2007 and the Amendments to the Management Agreement entered into among the Parties on October 27, 2009 and October 21, 2011 (together, with the Management Agreement, the “Agreement”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Paragraph 4 of the Recitals of the Agreement shall be amended and restated as follows:

“NOW THEREFORE, the parties agree that, in consideration for NSM providing the commercial and technical management services set forth in Schedule “A” to this Agreement (the “Services”), and subject to the Terms and Conditions set forth in Article I attached hereto, NMLP shall (i) from January 1, 2014 until December 31, 2015, pay to NSM the fees set forth in Schedule “B” to this Agreement (the “Fees”) and, if applicable, the Extraordinary Fees and Costs and (ii) from January 1, 2016 until December 31, 2017, reimburse NSM for the actual costs and expenses incurred by NSM in the manner provided for in Schedule “B” to this Agreement (the “Costs and Expenses”).”

2. Section 6 shall be amended and restated as follows:

“Service Fee/Reimbursement of Costs and Expenses. In consideration for NSM providing the Services, (i) from January 1, 2014 until December 31, 2015, NMLP shall pay NSM the Fees as set out in Schedule “B” to this Agreement and the Extraordinary Fees and Costs, if applicable, and (ii) from January 1, 2016 until December 31, 2017, NMLP shall reimburse NSM for the actual costs and expenses incurred by NSM in the manner provided for in Schedule “B”.”

3. Schedule “B” shall be amended and restated in its entirety as follows:

“FEES AND COSTS AND EXPENSES

In consideration for the provision of the Services listed in Schedule “A” by NSM to NMLP, NMLP shall, from January 1, 2014 until December 31, 2015, pay NSM a fixed daily fee of US$4,100 per owned Panamax Vessel, US$4,000 per Ultra-Handymax Vessel, US$5,100 per owned Capesize Vessel, and US$6,500 per owned Post-Panamax Container Vessel payable on the last day of each month. Notwithstanding the foregoing, NMLP’s payment to NSM for services provided in item (21) of Schedule A shall be at-cost for each Vessel. Notwithstanding anything to the contrary hereto, the foregoing rate per owned Post-Panamax Container Vessel will be effective as of the date of delivery of such Vessel to NMLP’s owned fleet.

From January 1, 2016 until December 31, 2017, within thirty (30) days after the end of each month, NSM shall submit to NMLP for payment an invoice for reimbursement of the Costs and Expenses in connection with the provision of the Services listed in Schedule “A” by NSM to NMLP for such month. Costs and Expenses shall be determined in a manner consistent with how the fixed daily fee payable during the period from January 1, 2014 until December 31, 2015 was calculated and each statement will contain such supporting detail as may be reasonably required to validate such amounts due. NMLP shall make payment within fifteen (15) days of the date of each invoice. All invoices for Services are payable in U.S. dollars.”

5. Full Force and Effect. Except as modified by this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.

6. Effect. Unless the context otherwise requires, the Agreement, as amended, and this Amendment shall be read together and shall have effect as if the provisions of the Agreement, as amended, and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement, as amended, as further modified by this Amendment.

7. Counterparts. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

NAVIOS MARITIME PARTNERS L.P.

/s/ Efstratios Desypris
By: Efstratios Desypris
Title: Chief Financial Officer

NAVIOS SHIPMANAGEMENT INC.

/s/ George Achniotis
By: George Achniotis
Title: President/Director

[Signature Page – Amendment No. 3 to Management Agreement]